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                           HOMEOWNERS FINANCIAL CORP.


                        1,270,000 Shares of Common Stock
                            and 1,270,000 Redeemable


                     Class A Common Stock Purchase Warrants

                             UNDERWRITING AGREEMENT

                                                         ________________, 1996

Toluca Pacific Securities Corporation
3500 West Olive Avenue, 11th Floor
Toluca Lake, California 91505

Dear Sirs:


         Homeowners Financial Corp., a Delaware corporation (the "Company"), hereby confirms its agreement with Toluca Pacific Securities Corporation (the "Underwriter") as follows:


         1.       Description of Units.


                  The Company agrees to retain the Underwriter as the exclusive agent of the Company to publicly offer and sell, pursuant to the terms of this Underwriting Agreement, an aggregate of 1,270,000 shares of common stock, $.01 par value per share ("Common Stock"), and 1,270,000 redeemable class A common stock purchase warrants ("Class A Warrants" or the "Warrants"). Each Class A Warrant shall entitle the holder to purchase one share of Common Stock at $____, subject to adjustment. The Common Stock and Class A Warrants shall be offered on a "best efforts, all of none" basis with respect to the first 550,000 shares of Common Stock, and a "best efforts" basis with respect to the remaining 720,000 shares of Common Stock and 1,270,000 Class A Warrants. The offering of Common Stock and Class A Warrants contemplated hereby may sometimes be referred to as the "Offering."


                  (a)      The Warrants.

                           The Class A Warrants are exercisable for a five year
period commencing on the effective date of the Registration Statement, as defined in Paragraph 2(a) (the "Effective Date") until their expiration five years after the Effective Date, subject to prior redemption by the Company. The Class A Warrants will be exercisable at $4.50 per share and expire on __________, 2001. The shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares."
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                           During the exercise period of the Warrants, the
Warrants will be redeemable at a price of $.15 per Warrant, upon prior written notice of not less than 30 days after 15 consecutive trading days ending on the tenth day prior to the date on which the Company gives notice of redemption on which the Common Stock maintains a per share closing high bid price (or closing sales price if principally traded on an exchange) at least equal to $7.50 per share, and subject to the right of the holder to exercise his purchase rights thereunder until redemption.


                  (c)      Underwriter's Warrants.

                           At the closing of the sale referred to in Section 4,
the Company will sell to the Underwriter, for a total purchase price of $10.00,
(i) warrants ("Underwriter's Share Warrants") to purchase 1 Share for every 10 Shares actually sold at a price equal to $ per Share purchased, and (ii) warrants ("Underwriter's Warrant Warrants") to purchase 1 Warrant for every 10 Warrants actually sold at a price equal to $ per Warrant purchased. The Underwriter's Share Warrants and the Underwriter's Warrant Warrants shall be non-exercisable and non-transferable other than to (i) officers of the Underwriter, and (ii) members of the selling group and their officers or partners, for a period of 12 months following the Effective Date. Thereafter, they are exercisable and transferable for a period of four years. If the Underwriter's Share Warrants and the Underwriter's Warrant Warrants are not exercised during their term, they shall, by their terms, automatically expire. The Underwriter's Share Warrants and Underwriter's Warrant Warrants, and the Warrants and Common Stock issuable thereunder, shall be registered for sale to the public and shall be included in the Registration Statement filed in connection with the Offering.

         2.       Representations and Warranties of the Company.

                  The Company represents and warrants to the Underwriter that:


                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form SB-2 (File No. 33-94882), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Common Stock and Warrants under the Securities Act of 1933 (the "Act"). The Company will file further amendments to said registration statement in the form to be delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein), is hereinafter called the


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"Registration Statement" and the prospectus, in the form filed with the
Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus." The term "Preliminary Prospectus" shall mean any Prospectus included in the Registration Statement prior to the time the same is declared effective by the Commission. The Company has delivered to you copies of each Preliminary Prospectus as filed with the Commission and has consented to the use of such copies for purposes permitted by the Act.

                  (b) The Commission has not issued any orders preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and has not included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the provisions set forth below.

                  (c) When the Registration Statement becomes effective under the Act and at all times subsequent thereto including the Closing Date (hereinafter defined) and for such longer periods as a Prospectus is required to be delivered in connection with the sale of the Common Stock and Warrants by the Underwriter, the Registration Statement and Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company by you, for use in connection with the preparation of the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto. It is understood that (i) the statements set forth under the heading "Underwriting" in the Prospectus with respect to the amounts of the selling concession and reallowance; and (ii) the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement and Prospectus.


                  (d) The Company and each of its subsidiaries, if any, are, and at the Closing Date will be, corporations duly organized,


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validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The Company and each of its subsidiaries are duly qualified or licensed and in good standing as foreign corporations in each jurisdiction in which their ownership or leasing of any properties or the character of their operations requires such qualification or licensing, except those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company. The Company and each of its subsidiaries have all requisite corporate powers and authority, and the Company, its subsidiaries, and its employees have all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease their properties and conduct their business as is described in the Prospectus and the Company and its subsidiaries are doing business and have been doing business during the period described in the Registration Statement in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all material federal, state and local laws, rules and regulations concerning the business in which the Company and its subsidiaries are engaged. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's business and that of its subsidiaries, as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company and its subsidiaries have all necessary corporate power and authority to enter into this Agreement and carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date.

                  (e) This Agreement has been duly and validly authorized and executed by the Company. The Common Stock and the Warrants, the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), the Underwriter's Share Warrants and the Underwriter's Warrant Warrants to be issued and sold by the Company pursuant to this Agreement, the Common Stock and Warrants issuable upon exercise of the Underwriter's Share Warrants and the Underwriter's Warrant Warrants and payment therefor, and the Warrant Shares, have been duly authorized (and, in the case of the Common Stock and the Warrant Shares, have been duly reserved for issuance) and, when issued and paid for in accordance with this Agreement (and, in the case of the Warrant Shares, upon exercise of the Warrants and payment to the Company of the exercise price therefor), the Common Stock and Warrant Shares will be validly issued, fully paid and non-assessable; the Common Stock, Warrants, Warrant Shares, Underwriter's Share Warrants, Underwriter's Warrant Warrants and Underwriter's Warrants Shares are not and will not be subject to the preemptive rights of any stockholder of the Company and conform, and at all times up to and including their issuance will conform, in all material respects to all statements with regard thereto contained in the Registration Statement and

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Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Common Stock, Warrants, Warrant Shares and Underwriter's Share Warrants and the Underwriter's Warrant Warrants has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and kind of securities called for thereby.

                  (f) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or of any evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or under any applicable law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company or its properties, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company; and no consent, approval, authorization or order of any court or governmental or other regulatory agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except as may be required under the Act, the Securities Exchange Act of 1934 (the "Exchange Act") or under state securities or blue sky laws.


                  (g) Subsequent to the date hereof, and prior to the Closing Date, the Company will not issue or acquire any equity securities, except that the Company may make short-term investments as contemplated in the "Use of Proceeds" section of the Prospectus and except that the Company may issue Common Stock in satisfaction of outstanding options and warrants, as described in the Registration Statement. Except as described in the Registration Statement, the Company does not have, and at the Closing Date will not have, outstanding any options to purchase or rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its Preferred Stock or Common Stock, or any such options, warrants, convertible securities or obligations.


                  (h) The financial statements and notes thereto included in the Registration Statement and the Prospectus fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

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                  (i) Except as set forth in the Registration Statement, the
Company is not, and at the Closing Date will not be, in violation or breach of, or in default of, the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which default or defaults, singularly or in the aggregate, would have a material adverse effect on the Company. The Company has not and will not have taken any action in material violation of the provisions of the Articles of Incorporation or the Bylaws of the Company or any statute or any order, rule or regulation of any court or regulatory authority or governmental body having jurisdiction over or application to the Company, its business or properties.

                  (j) The Company has, and at the Closing Date will have, good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever, except such as are described or referred to in the Prospectus and liens for taxes not yet due and payable. All of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee as described in the Prospectus are, and will on the Closing Date will be in full force and effect, and except as described in the Prospectus, the Company is not and will not be in default in respect to any of the terms or provisions of any of such leases or subleases (which would have a material adverse effect on the business, business prospects or operations of the Company taken as a whole), and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continue possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, and the Company owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted set forth in the Prospectus.


                  (k) The authorized, issued and outstanding capital stock of the Company as of June 30, 1996 and as of the date of the Prospectus is as set forth in the Prospectus under "Capitalization;" the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any

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shares of capital stock of the Company have been granted or entered into by the
Company; and the Common Stock, the Warrants and all such options and warrants conform, in all material respects, to all statements relating thereto contained in the Registration Statement and Prospectus.

                  (l) Except as described in the Prospectus, the Company does not own or control any capital stock or securities of, or have any proprietary interest in, or otherwise participate in, any other corporation, partnership, joint venture, firm, association or business organization; provided, however, that this provision shall not be applicable to the investment, if any, of the net proceeds from the sale of the Common Stock and Warrants sold by the Company in certificates of deposits, savings deposits, short-term obligations of the United States Government, money market instruments or other short-term investments.

                  (m) Wallace Sanders & Company has reported on the financial statements of the Company for the years ended September 30, 1995 and the nine months ended June 30, 1996, all of which are filed with the Commission as a part of the Registration Statement, and are independent accountants as required by the Act and the Regulations.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) entered into any transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

                  (o) There is no litigation or governmental proceeding pending or to the knowledge of the Company threatened against, or involving the properties or business of the Company which might materially and adversely affect the value, assets or the operation of the properties or the business of the Company, except as referred to in the Prospectus. Further, except as referred to in the Prospectus, there are no actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company charged with or, to its knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over its business or operations, and no labor disturbances by the employees of the Company exist or, to the knowledge of the Company, have been threatened.


                  (p) The Company has, and at the Closing Date will have, filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof (except in any case


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where the failure to so file would not have a material adverse effect on the
Company), and has paid all taxes which it believes in good faith were required to be paid by it, except for any such tax that currently is being contested in good faith or as described in the Prospectus.

                  (q) The Company has not at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.

                  (r) Except as set forth in the Registration Statement, to the knowledge of the Company, neither the Company nor any officer, director, employee or agent of the Company has made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's assets, or received any funds, assets or personal benefit in violation of any law, rule or regulation, which is required to be stated in the Registration Statement or necessary to make the statements therein not misleading.


                  (s) On the Closing Date all transfer or other taxes, if any (other than income tax), which are required to be paid, and are due and payable, in connection with the sale and transfer of the Common Stock and Warrants by the Company to the Underwriter, will have been fully paid or provided for by the Company as the case may be, and all laws imposing such taxes will have been fully complied with.


                  (t) There are no contracts or other documents of the Company which are of a character required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

                  (u) The Company intends to apply the proceeds from the sale of the Common Stock and Warrants sold by it for the purposes and in the manner set forth in the Registration Statement and Prospectus under the heading "Use of Proceeds."

                  (v) The Company owns or possesses the requisite licenses or rights to use all material trademarks, service marks, service names, trade names and patents necessary to conduct its business. Except as set forth in the Prospectus, there is no claim or action by any person pertaining to or proceeding pending, or to the knowledge of the Company, threatened, which challenges the exclusive right of the Company with respect to any material trademarks, service marks, service names, trade names and patents used in the conduct of the Company's business.

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                  (w) The Company maintains a system of internal accounting
controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specified authorizations;
(2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorizations; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) Except as set forth in the Prospectus, no holder of any securities of the Company has the right to require registration of any securities because of the filing or effectiveness of the Registration Statement.

                  (y) The Company has not taken and at the Closing Date will not have taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or the Warrants to facilitate the sale or resale of such securities.

                  (aa) There are no claims for services in the nature of a finder's origination fee with respect to the sale of the Common Stock and Warrants hereunder, except as set forth in the Prospectus.

                  (bb) No right of first refusal exists with respect to any sale of securities by the Company, except as contained in this agreement.


                  (cc) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was, when made, or as of the Closing Date will be, materially inaccurate, untrue or incorrect.


         3.       Covenants of the Company.

                  The Company covenants and agrees that:

                  (a) It will deliver to the Underwriter, without charge, two fully signed copies of the Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits.

                  (b) The Company has delivered to the Underwriter, without charge, as many copies as the Underwriter has requested of each Preliminary Prospectus heretofore filed with the Commission in accordance with and pursuant to the Commission's Rule 430 under the

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Act, and will deliver to the Underwriter and to any Selected Dealer (as hereinafter defined), without charge, on the Effective Date of the Registration Statement, and thereafter from time to time during such reasonable period as the Underwriter may request if, in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Underwriter may request for the purposes contemplated by the Act. The Company will take all necessary actions to furnish to whomever the Underwriter directs, when and as requested by the Underwriter, all necessary documents, exhibits, information, applications, instruments and papers as may be reasonably required or, in the opinion of counsel to the Underwriter are desirable in order to permit or facilitate the sale of the Common Stock and Warrants.

                  (c) The Company has authorized the Underwriter to use, and make available for use by prospective dealers, the Preliminary Prospectus, and authorizes the Underwriter, all dealers selected by the Underwriter in connection with the distribution of the Common Stock and Warrants (the "Selected Dealers") to be purchased by the Underwriter and all dealers to whom any of such Common Stock and Warrants may be sold by the Underwriter or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Common Stock and Warrants in accordance with the applicable provisions of the Act, the applicable Regulations and applicable state law, until completion of the distribution of the Common Stock and Warrants and for such longer period as the Underwriter may request if the Prospectus is required under the Act, the applicable Regulations or applicable state law to be delivered in connection with sales of the Common Stock and Warrants by the Underwriter or the Selected Dealers.

                  (d) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose; (iii) of the suspension of the qualification of the Common Stock and Warrants and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants, or underlying securities, for offering or sale in any jurisdiction or of the initiating, or the threatening, of any proceeding for that purpose; and (iv) of the receipt of any comments from the Commission. If the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

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                  (e) During the time when a prospectus is required to be
delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Common Stock and Warrants in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Common Stock and Warrants is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company and counsel for the Underwriter, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish to the Underwriter copies thereof.

                  (f) The Company will endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Common Stock and Warrants for offering and sale under the securities laws or blue sky laws of such jurisdictions as the Underwriter may reasonably designate. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

                  (g) The Company will make generally available to its security holders, as soon as practicable, but in no event later than the first day of the fifteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement of the Company, which will be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date of the Registration Statement, which earnings statements shall satisfy the requirements of Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Regulations.

                  (h) During the five year period commencing on the Effective Date of the Registration Statement, the Company will furnish to its stockholders an annual report (including financial statements audited by its independent public accountants), in reasonable detail, and, at its expense, furnish the Underwriter if so requested (i) within 105 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its then consolidated subsidiaries and a separate balance sheet of each

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subsidiary of the Company the accounts of which are not included in such consolidated balance sheet as of the end of such fiscal year, and consolidated statements of operations, stockholder's equity and cash flows of the Company and its consolidated subsidiaries and separate statements of operations, stockholder's equity and cash flows of each of the subsidiaries of the Company the accounts of which are not included in such consolidated statements, for the fiscal year then ended, all in reasonable detail and all certified by independent accountants (within the meaning of the Act and the Regulations),
(ii) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, similar balance sheets as of the end of such fiscal quarter and similar statements of operations, stockholder's equity and cash flows for the fiscal quarter then ended, all in reasonable detail, and subject to year end adjustment, all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis,
(iii) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's shareholders generally and (iv) as soon as available, such other material as the Underwriter may from time to time reasonably request regarding the financial condition and operations of the Company and its subsidiaries.


                  (i) For a period of three years from the Closing Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to consult with the Company concerning the Company's financial statements for each of the first three quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q (or 10Q-SB) quarterly report and the mailing of quarterly financial information to stockholders. The purpose of such consultation is to obtain the assistance and input of such accountants so that each of such financial statements will comply in all material respects with the applicable accounting requirements of the Exchange Act and the regulations promulgated thereunder and will be fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the then most recently audited financial statements of the Company. It is not the intended purpose of this provision that such accountant's audit or review such financial statements within the meaning of the AICPA's Statement on Auditing Standards or that such accountants issue any report to the Company or the Underwriter.

                  (j) Prior to the Closing Date, the Company will not issue, directly or indirectly, without the Underwriter's prior written consent and that of counsel for the Underwriter, which consent shall not be unreasonably withheld, any press release or other public announcement or hold any press conference with respect to the Company or its activities with respect to this Offering, other than promotion of its products in the ordinary course of


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business; provided, however, that if a press release is required as a matter of law or prudent corporate disclosure posture, the Company may make said press release without consent.

                  (k) It will deliver to the Underwriter prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date of the Registration Statement and will not file any such amendment or supplement to which the Underwriter shall reasonably object after being furnished such copy.

                  (l) During the period of 120 days commencing on the date hereof, the Company will not at any time take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock and Warrants to facilitate the sale or resale of any of the Common Stock and Warrants.

                  (m) The Company will not, without the Underwriter's prior written consent, issue or sell, or contract to sell or otherwise dispose of any of its securities, except sales of the Common Stock and Warrants (and the Common Stock underlying the Warrants) pursuant to this Agreement and except for stock options under the Company's stock option plan and outstanding warrants, or as otherwise described in the Prospectus for a period of 120 days after the commencement of the Offering.

                  (n) The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described in "Use of Proceeds" in the Prospectus.

                  (o) Counsel for the Company, the Company's accountants, and the officers and directors of the Company will, respectively, furnish the opinions, the letters and the certificates referred to in subsections of Paragraph 9 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Common Stock and Warrants or any amendment or supplement to the Prospectus relating to the offering of the Common Stock and Warrants subsequent to the Effective Date of the Registration Statement, whether pursuant to subsection (j) herein or otherwise, such counsel, such accountants, such officers and directors will, at the time of such filing or at such subsequent time as the Underwriter shall specify, so long as securities being registered by such amendment or supplement are being underwritten by the Underwriter, respectively, furnish to the Underwriter such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said Paragraph 9, respectively, as the Underwriter may reasonably request, or, if any such opinion or letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer or director believes that the same would be inaccurate, such counsel or such accountants or such officer or director will furnish an accurate opinion or letter or certificate with respect to the same subject matter.

                  (p) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement.

                  (q) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued Shares which are issuable upon exercise of the Warrants and issuable upon exercise of the Underwriter's Share Warrants and Underwriter's Warrant Warrants (including the underlying securities) outstanding from time to time.

                  (r) Following the Effective Date and from time to time thereafter, so long as the Warrants are outstanding, the Company will timely prepare and file at its sole cost and expense one or more post-effective amendments to the Registration Statement or a new registration statement as required by law as will permit Warrant holders to be furnished with a current prospectus in the event Warrants are exercised, and to use its best efforts and due diligence to have same be declared effective. Such post-effective amendments or new registration statements shall also register the Underwriter's Share Warrants and Underwriter's Warrant Warrants and all the securities underlying such Underwriter's Share Warrants and Underwriter's Warrant Warrants as provided in the Underwriter's Share Warrants and Underwriters Warrant Warrant's. The Company will deliver a draft of each such post-effective amendment or new registration statement to the Underwriter at least ten days prior to the filing of such post-effective amendment or registration statement.

                  (s) Following the Effective Date and from time to time thereafter so long as any of the Warrants remain outstanding, the Company will timely deliver and supply to its warrant agent sufficient copies of the Company's current Prospectus, as will enable such warrant agent to deliver a copy of such Prospectus to any Warrant or other holder where such Prospectus delivery is by law required to be made.

                  (t) So long as any of the Warrants remain outstanding, the Company shall continue to employ the services of a firm of independent certified public accountants acceptable to the Underwriter in connection with the preparation of the financial statements to be included in any registration statement to be filed by the Company hereunder, or any amendment or supplement thereto. Notwithstanding the foregoing, Wallace Sanders & Company, or any accounting firm of national recognition shall be acceptable to the Underwriter.

                  (u) So long as any of the Warrants remain outstanding, the Company shall continue to appoint a warrant agent for the Warrants, who shall be reasonably acceptable to the Underwriter.

                  (v) INTENTIONALLY LEFT BLANK.

                  (w) Commencing on the Effective Date, the Company shall have entered into a mergers and acquisitions agreement (the "Mergers and Acquisitions Agreement") with the Underwriter in form reasonably satisfactory to the Underwriter.

                  (x) The Common Stock and Warrants shall be listed on the NASDAQ system not later than the Closing Date. After the Closing Date, the Company will effect and use its best efforts to maintain such NASDAQ listing (unless the Company is acquired or is listed on either the New York Stock Exchange or American Stock Exchange) for at least five years from the date of this Agreement.

                  (y) The Company has applied for listing in Standard and Poors Corporation Reports and shall use its best efforts to have the Company included in such publications for at least five years after the Effective Date.

                  (z) The Company agrees not to file a registration statement on Form S-8 or any similar form currently in effect or which may be hereafter adopted pursuant to the Act, during the twenty-four months following the Effective Date without prior written consent of the Underwriter.


                  (aa) The Company agrees not to effect any sales of Common Stock at prices below the Exercise Price of the Class A Warrants, during the twenty-four months following the Effective Date without prior written approval of the Underwriter, which consent shall not be unreasonably withheld.


         4.       Appointment of Agent to Sell the Units.


                  (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warrants and agreements herein contained, the Company hereby appoints the Underwriter as its exclusive agent for a period of 120 business days from the Effective Date, subject to an extension by mutual agreement of the Company and the Underwriter for an additional period not to exceed 90 business days, to sell the Common Stock and Class A Warrants, and the Underwriter, on the basis of the representations and warranties of the Company herein, accepts such appointment on a "best efforts, all or none" basis with respect to the first 550,000 shares of Common Stock, and a "best efforts" basis with respect to the remaining 720,000 shares of Common Stock and 1,270,000 Class A Warrants. The price at which the Underwriter shall sell the Common Stock and Warrants to the public, as agent for the Company, shall be $__ per share of Common Stock and $__ per Class A Warrant, and the Company shall pay a commission of $ in respect of such shares of Common Stock and Class A Warrants sold on behalf of the Company by the Underwriter.

                  (b) Provided that 550,000 of the shares of Common Stock are sold and paid for, the Company agrees to pay the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of the offering, subject to Paragraph 8 herein.

                  (c) It is a condition of this Agreement that the Underwriter shall use its best efforts to sell the shares of Common Stock and Class A Warrants on behalf of the Company, that the Underwriter will instruct investors to make all remittances payable to the Escrow Agent (hereinafter defined) and that any and all funds received from such sale, without any deduction therefrom whatsoever, including, but not limited to, any underwriting commission or any dealer concession or otherwise, shall be forthwith deposited in a non-interest bearing escrow account with Atlantic Bank of New York, as Escrow Agent, pursuant to the terms of an Escrow Agreement entered into by and among the Company, the Underwriter and the Escrow Agent, no later than 12 noon of the next business day after receipt. In the event at least 550,000 shares of Common Stock are not sold within 120 business days from the Effective Date, or following the expiration of an additional 90 business days if so agreed in writing by the Company and the Underwriter (with an additional ten business days to permit clearance of the funds in escrow), all funds will be promptly refunded to the subscribers in full, without deduction therefrom or interest thereon. During the period of escrow, subscribers will not have the right to demand a refund of their subscriptions. Certificates will be issued to purchasers only if proceeds from the sale of at least 550,000 shares of Common Stock are released from escrow to the Company or as directed by the Company. Until such time as the funds have been released, such purchasers, if any, will be deemed subscribers and not shareholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company and will not be subject to creditors of the Company or for the expenses of this offering.

                  (d) In the event of the sale of at least 550,000 shares of Common Stock such concessions from the public offering price may be allowed to selected dealers and members of the National Association of Securities Dealers, Inc. ("NASD") as you determine, within the limits set forth in the Prospectus.

         5.       Delivery and Payment.

                  (a) Delivery of the shares of Common Stock and Class A Warrants against payment therefor shall take place at the offices of Toluca Pacific Securities Corporation, (or at such other place as may be designated by you) at 10:00 A.M., New York time, on such date after the Registration Statement has become effective as the

Underwriter shall designate, such time and date of payment for and delivery of the shares of Common Stock and Class A Warrants being herein called the "Closing Date".

                  (b) The Company will make the certificates for the shares of Common Stock and Class A Warrants to be sold hereunder available to the Underwriter for inspection at least two full business days prior to the Closing Date at the offices of the Company's transfer agent. The certificates shall be in such names and denominations as you may request, at least two full business days prior to the Closing Date.


         6. Offering the Common Stock and Class A Warrants On Behalf of the Company.

                  It is understood that you propose to offer the Common Stock and Class A Warrants to the public, solely as agent for the Company, upon the terms and conditions set forth in the Registration Statement. The Underwriter shall commence making such offer as agent for the Company on the Effective Date or as soon thereafter as you deem advisable.

         7.       Selected Dealers.


                  The Underwriter may offer and sell the Common Stock and Class A Warrants for the Company's account through Selected Dealers registered with the NASD, as selected by the Underwriter in accordance with a form of Selected Dealer Agreement, pursuant to which the Underwriter may allow a concession (out of the underwriting commission in the event of the sale of al least 550,000 shares of Common Stock within the limits to be set forth in the Prospectus, but all such sales by Selected Dealers shall be made by the Company, acting through the Underwriter as agent, and not for the account of the Underwriter.


         8.       Payment of Expenses.


                  (a) Whether or not the sale of the Common Stock and Class A Warrants is consummated, the Company will pay and bear all costs, fees, taxes and expenses incident to the performance of this Agreement by the Company, including but not limited to: (i) the issuance, offer, sale and delivery of the Common Stock and Warrants, including all expenses and fees incident to the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement (including all exhibits thereto), each Preliminary Prospectus, the Prospectus, and amendments and post-effective amendments thereof and supplements thereto, and this Agreement and related documents, Preliminary and Final Blue Sky Memoranda, including the cost of preparing and printing all copies thereof to be printed by a financial printer selected by the Underwriter in quantities deemed necessary by the Underwriter; (ii) the preparing and printing of one "Tombstone" advertisement in the Wall Street Journal (iii) the printing, engraving, issuance and delivery of the Common Stock, Warrants, Warrant Shares, Underwriter's Share Warrants and Underwriter's Warrant Warrants and the securities underlying the Underwriter's Share Warrant and Underwriter's Warrant Warrants, including any transfer or other taxes payable thereon in connection with the original issuance thereof; (iv) the qualification of the Common Stock and Warrants under the state or foreign securities or "Blue Sky" laws selected by the Underwriter and the Company, and disbursements and reasonable fees of counsel for the Underwriter in connection therewith plus the filing fees for such states; (v) fees and disbursements of counsel and accountants for the Company; (vi) the filing fees payable to the Commission and the National Association of Securities Dealers, Inc. ("NASD"); (vii) any other expenses incurred on behalf of the Company; (viii) any listing of the Common Stock and Warrants on the NASDAQ; and (ix) the cost of preparing and delivering to the Underwriter and its counsel three (3) bound volumes containing copies of all documents and appropriate correspondence filed with or received from the Commission and the NASD, and all closing documents.



                  (b) In addition to the expenses to be paid and borne by the Company referred to in Paragraph 8(a) above, if 550,000 shares of Common Stock are sold as provided by this Agreement, the Company shall reimburse the Underwriter at closing for expenses incurred by the Underwriter in connection with the Offering (for which the Underwriter need not make any accounting of), in the amount of 3% of the price to the public of each share of Common Stock and Class A Warrant sold in the Offering. This 3% non-accountable expense allowance shall cover the fees of the Underwriter's legal counsel, but shall not include any expenses for which the Company is responsible under Paragraph 8(a) above, including the reasonable fees and disbursements of the Underwriter's legal counsel with respect to Blue Sky matters. As of the date hereof, $30,000 has been advanced by the Company to the Underwriter with respect to such non-accountable expense allowance.


                  (c) If the transactions contemplated hereby are not consummated for any reason whatsoever, or in the event that the Company does not or cannot, for any reason whatsoever, expeditiously proceed with the Offering, or if any of the representations, warranties or covenants contained in this Agreement are not materially correct or cannot be complied with by the Company, or business prospects or obligations of the Company are adversely affected and the Company does not commence or continue with the Underwriting at any time or terminates the proposed transaction prior to the closing of this Agreement, the Company shall reimburse the Underwriter on an accountable basis for all out-of-pocket expenses actually incurred in connection with the Underwriting, this Agreement and all of the transactions hereby contemplated, including, without limitation, the Underwriter's legal fees and expenses, up to an aggregate total of $30,000 less such sums which have already been paid.


         9.       Conditions of Underwriter's Obligations.

                  The Obligations of the Underwriter to consummate the transactions contemplated by this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, the accuracy of the statements of the Company and its officers and directors made pursuant to the provisions hereof, and to the performance by the Company of its covenants and agreements hereunder and under each certificate, opinion and document contemplated hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by the Underwriter and, on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Common Stock and Warrants under the securities laws of any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or to the Underwriter's knowledge or the knowledge of the Company, shall be contemplated by the Commission or any such authorities of any jurisdiction and any request on the part of the Commission or any such authorities for additional information shall have been complied with to the reasonable satisfaction of the Commission or such authorities and counsel to the Underwriter and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without the Underwriter's prior consent.

                  (b) The Registration Statement or the Prospectus or any amendment thereof or supplement thereto shall not contain an untrue statement of a fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Between the time of the execution and delivery of this Agreement and the Closing Date, there shall be no litigation instituted against the Company or any of its officers or directors and between such dates there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company or any of its officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a material adverse effect on the Company or its business, business prospects or properties, or have a material adverse effect on the financial condition or results of operations of the Company.

                  (d) Each of the representations and warranties of the Company contained herein and each certificate and document contemplated under this Agreement to be delivered to the Underwriter shall be true and correct at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein and in each such certificate and document to be performed on the part of the Company, and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company at or prior to the Closing Date shall be fulfilled or complied with.

                  (e) At the Closing Date, the Underwriter shall have received the opinion of John B. Lowy, P.C., counsel to the Company, dated such Closing Date, addressed to the Underwriter and in form and substance satisfactory to counsel to the Underwriter, and such counsel may rely upon certificates given to them from such persons that they deem appropriate, to the effect that:

                           (i) The Company and each of its subsidiaries are
corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with full corporate power and authority, and all necessary and material licenses, permits, certifications, registrations, approvals, consents and franchises of and from all government and regulatory officials and bodies to own or lease and operate their properties and to conduct their business as described in the Registration Statement. Such licenses, permits, certifications, registrations, approvals, consents and franchises are in full force and effect and the Company is in compliance therewith in all material respects. The Company and each of its subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries;

                           (ii) The Company has full corporate power and
authority to execute, deliver and perform the Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement and the Underwriter's Share Warrants and the

Underwriter's Warrant Warrants have been duly authorized by all necessary corporate action, and each of the Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement and the Underwriter's Share Warrant and the Underwriter's Warrant Warrants has been duly executed and delivered by the Company. Each of the Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants is a valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth in the Underwriting Agreement may be limited by the federal securities laws or public policy underlying such laws;

                           (iii) The execution, delivery and performance of the
Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (B) to the best of such counsel's knowledge, result in a breach of, or conflict with, any terms or provisions of or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or any of its properties or assets are or may be bound or affected;
(C) to the best of such counsel's knowledge violate any existing applicable law, rule or regulation or judgment, order or decree known to such counsel of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of its properties or business; or (D) to the best of such counsel's knowledge, have any material adverse effect on any material permit, certification, registration, approval, consent, license or franchise necessary for the Company or its subsidiaries to own or lease and operate its properties and to conduct its business or the ability of the Company or its subsidiaries to make use thereof;

                           (iv) To the best of such counsel's knowledge, no
authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Common Stock, the Warrants, the Warrant Shares, or the Underwriter's Share Warrants and the Underwriter's Warrant Warrants, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Mergers and Acquisitions Agreement, the Warrant Agreement or the Underwriter's Share Warrants and the Underwriter's Warrant Warrants;


                           (v) The Registration Statement was declared effective
under the Act on ______________, 1996; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act;


                           (vi) The Registration Statement and the Prospectus,
as of the Effective Date (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel expresses no opinion), comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company;

                           (vii) The description in the Registration Statement
and the Prospectus of statutes, regulations, contracts and other documents have been reviewed by such counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes or regulations, or, to the best of such counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                           None of the material provisions of the contracts or
instruments described above violates any existing applicable law, rule or regulation or judgment, order or decree known to such counsel of any United States governmental agency or court having jurisdiction over the Company or its subsidiaries or any of its assets or businesses;

                           (viii) The outstanding Common Stock, Options and
Warrants have been duly authorized and validly issued. The outstanding Common stock is fully paid and nonassessable. None of the outstanding Common Stock has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Stock conforms to the description thereof contained in the Registration Statement and Prospectus. To the best of such counsel's knowledge, except as set forth in the Prospectus, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act;

                           (ix) The issuance and sale of the Common Stock, the
Warrants, the Warrant Shares and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants have been duly authorized and when issued and paid for, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Common Stock is not subject to preemptive rights of any stockholder of the Company. The certificates representing the securities are in proper legal form;

                           (x) The issuance and sale of the Warrants, the
Warrant Shares and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of the Warrant Agreement, the Underwriting Agreement or the Underwriter's Share Warrants and Underwriter's Warrant Warrants, as the case may be, the Warrants, the Warrant Shares and the Underwriter's Share Warrants and the Underwriter's Warrant Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, to issue and sell the Warrants, the Warrant Shares and/or Underwriter's Share Warrants and Underwriter's Warrant Warrants. All corporate action required to be taken for the authorization, issuance and sale of the securities has been duly, validly and sufficiently taken. The Warrants, the Warrant Shares and the Underwriter's Share Warrants and Underwriter's Warrant Warrants conform to the descriptions thereof contained in the Registration Statement and Prospectus;

                           (xi) The Underwriter will acquire good title to the
Common Stock and Warrants, free and clear of all liens, encumbrances, equities, security interests and claims, provided that the Underwriter is a bona fide purchaser as defined in Section 8-302 of the Uniform Commercial Code;


                           (xii) INTENTIONALLY LEFT BLANK.


                           (xiii) To the best of such counsel's knowledge, there
are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or its subsidiaries, or involving their properties or business, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, is not material, and, except as otherwise disclosed in the Prospectus and the Registration Statement, the Company and its subsidiaries are not in violation of any applicable federal and state laws, statutes and regulations concerning its business;

                           (xiv) The Company has federal registrations of the
trademarks/servicemarks as set forth in the Registration Statement. To the best of such counsel's knowledge, the Company and its subsidiaries have not infringed and are not infringing with the rights of others with respect to such intangibles; and, to the best of such counsel's knowledge, except as otherwise disclosed in the Prospectus, the Company and its subsidiaries have not received any notice of conflict with the asserted rights of others with respect to intangibles which might, singly or in the aggregate, materially adversely affect their business, results of operations or financial condition;

                           (xv) Such counsel has participated in reviews and
discussions in connection with the preparation of the Registration Statement and the Prospectus, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as otherwise set forth in the opinion), in the course of such reviews and discussions and such other investigation as they deemed necessary, no facts came to their attention which lead them to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which such counsel expresses no opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which such counsel expresses no opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading;


                  (f) INTENTIONALLY LEFT BLANK.


                  (g) On or prior to the Closing Date, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subparagraph (e) of this Paragraph 9, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

                  (h)      Prior to the Closing Date:

                           (i) There shall have been no material adverse change
in the condition or prospects or the business activities, financial or otherwise, of the Company, other than as contemplated in the Registration Statement, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;

                           (ii) There shall have been no transaction, outside
the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is material to the Company, which is either (x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed, or (y) likely to have material adverse effect on the Company's business or financial condition;

                           (iii) The Company shall not be in default under any
material provision of any instrument relating to any outstanding indebtedness;

                           (iv) No material amount of the assets of the Company
shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;

                           (v) No action, suit or proceeding, at law or in
equity, shall have been pending or to its knowledge threatened against the Company or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, prospects or financial condition or income of the Company, taken as a whole, except as set forth in the Registration Statement and Prospectus; and

                           (vi) No stop order shall have been issued under the
Act and no proceedings therefor shall have been initiated or, to the Company's knowledge, threatened by the Commission.

                           (vii) Each of the representations and warranties of
the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to the Underwriter was, when originally made and is at the time such certificate is dated, true and correct.

                  (i) Concurrently with the execution and delivery of this Agreement and at the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Chief Executive Officer of the Company and the principal financial officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in subparagraph (g) above have been satisfied and that, as of the Closing Date, the representations and warranties of the Company set forth in Paragraph 2 herein and the statements in the Registration Statement and Prospectus were and are true and correct. Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.


                  (j) At the time this Agreement is executed, and at the Closing Date, the Underwriter shall have received letters, addressed to the Underwriter and in form and substance satisfactory in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause
(iii) below) to the Underwriter and counsel for the Underwriter, from Wallace, Sanders & Company and KPMG Peat Marwick, dated as of the date of this Agreement and as of the Closing Date:

                           (i) Confirming that they are independent public
accountants with respect to the Company and Developers Mortgage Corporation ("DMC"), respectively, within the meaning of the Act and applicable regulations thereunder;

                           (ii) Stating that in their opinion the audited
consolidated financial statements of the Company and DMC, respectively, included in the Registration Statement and Prospectus for the year ended September 30, 1995 and the nine months ended June 30, 1996, and the year ended September 30, 1994 and the seven months ended April 28, 1995, respectively, comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder with respect to registration statements on Form SB-2;

                           (iii) Stating that, with respect to the period from
June 30, 1996 (Company) and April 28, 1995 (DMC) to a specified date (the "Specified Date") not earlier than five days prior to the date of such letter, they have read such interim unaudited consolidated financial data of the Company and DMC, respectively, for the period from June 30, 1996 and April 28, 1995, respectively, through the Specified Date as are available on the date of such letter, read the minutes of the stockholders and board of directors of the Company and DMC, respectively, for the period from June 30, 1996 and April 28, 1995, respectively, through the Specified Date (or, to the extent that they are advised by the Company and DMC, respectively, that final minutes of any such meeting are not available on the date of such letter, a draft thereof furnished by the Company and DMC, respectively), and made inquiries of officers of the Company and DMC, respectively, responsible for financial and accounting matters as to whether (I) at the specified date there was any change in the capital stock or long-term liabilities of the Company and DMC, respectively, or any decrease in the net current assets or net assets of the Company and DMC, respectively, as compared with the amounts shown on the June 30, 1996 and April 28,

1995 balance sheets filed with and as part of the Prospectus, or (II) for the period from June 30, 1996 (Company) and April 28, 1995 (DMC) to the Specified Date, there were any increases, as compared with the corresponding period in the preceding year, in the total or per share amounts of net loss (or, as the case may be, any decrease in net income), and further stating that while such procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards, nothing came to their attention which caused them to believe that there was any such change other than as disclosed or contemplated by the Prospectus or, if any such change has occurred, fully explaining the nature of such change and its effect on the financial position of the Company and DMC, respectively.

                           (iv) Stating that they have carried out certain
specified procedures (specifically set forth in such letter or letters) as specified by the Underwriter not constituting an audit, with respect to certain tables, statistics and other financial data in the Prospectus specified by the Underwriter and compared them with, either the audited financial statements filed with and as a part of the Prospectus and covered by their report included therein, or other financial data, specified by the Underwriter, not included in the Prospectus but from which information in the Prospectus is derived, and which have been obtained directly from the general accounting records of the Company and DMC, respectively, or indirectly from such accounting records by analysis or computation, and having compared such tables, statistics and other financial data with such audited financial statements or the accounting records of the Company and DMC, respectively, stating that they have found such tables, statistics and other financial data to agree therewith; and


                           (v) Stating such other matters incident to the
transaction contemplated hereby as the Underwriter may reasonably request.

                  (k) All proceedings taken in connection with the authorization, issuance or sale of the Common Stock, Warrants, Warrant Shares, the Underwriter's Share Warrants and Underwriter's Warrant Warrants and the Underwriter's Warrant Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and to counsel to the Underwriter, and the Underwriter shall have received from such counsel an opinion, dated as the Closing Date with respect to such of these proceedings as the Underwriter may reasonably require.

                  (l) The Company shall have furnished to the Underwriter such certificates, additional to those specifically mentioned herein, as the Underwriter may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus, as to the accuracy, at the Closing Date, of the representations and warranties of the Company herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriter, as to the performance by the Company of its obligations hereunder and under each such certificate and document or as to the fulfillment of the conditions concurrent and precedent to the Underwriter's obligations hereunder.


                  (m) The obligation of the Underwriter to purchase Common Stock and Warrants hereunder is subject to the accuracy of the representations and warranties of the Company contained herein on and as of the Closing Date.


                  (n) On the Closing Date there shall have been duly tendered to the Underwriter for the Underwriter's account the appropriate number of shares of Common Stock and Warrants.

         10.      Indemnification and Contribution.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter ("controlling person") within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, actions and expenses or liability, joint or several, whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented); in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Warrant Shares of the Company issued or issuable upon exercise of the Warrants, or Underwriter's Warrant Shares upon exercise of the Underwriter's Share Warrants and Underwriter's Warrant Warrants; or in any application or other document or written communication (in this Paragraph 10 collectively called "application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock, Warrants, Warrant Shares, Underwriter's Share Warrants and Underwriter's Warrant Warrants and Underwriter's Warrant Shares (including the Shares issuable upon exercise of the Warrants underlying the Underwriter's Warrant Warrants) under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon or in conformity with information furnished to the Company as provided in Section 2(c) hereof with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in application, as the case may be. Notwithstanding the foregoing, the Company shall have no liability under this Paragraph 10(a) if any such untrue statement or omission made in a Preliminary Prospectus, is cured in the Prospectus and the Underwriter failed to deliver to the person or persons alleging the liability upon which indemnification is being sought, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Paragraph 10(a), but only with respect to any untrue statement or alleged untrue statement of any material fact contained in, or any omission or alleged omission to state a material fact required to be stated in, any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading or in any application made solely in reliance upon, and in conformity with, information furnished to the Company by the Underwriter as provided in
Section 2(c) hereof expressly for use in the preparation of such Preliminary Prospectus, the Registration Statement or Prospectus. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Notwithstanding the foregoing, the Underwriter shall have no liability under this Paragraph 10(b) if any such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus, and the Prospectus is delivered to the person or persons alleging the liability upon which indemnification is being sought.

                  (c) If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing, the Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of the action, including the employment and fees of counsel (reasonably satisfactory to the Underwriter) and payment of expenses. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action. If the Company shall have employed counsel to have charge of the defense or shall previously have assumed the defense of any such action or claim, the Company shall not thereafter be liable to any Underwriter or controlling person in investigating, preparing or defending any such action or claim. Each indemnified party shall promptly notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors or controlling persons in connection with the issue and sale of the Common Stock, Warrants, Warrants Shares, Underwriter's Share Warrants and Underwriter's Warrant Warrants or Underwriter's Warrant Shares or in connection with the Registration Statement or Prospectus.

                  (d) In order to provide for just and equitable contribution under the Act in any case in which: (i) the Underwriter makes a claim for indemnification pursuant to Paragraph 10 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 10 provides for indemnification of such case; or (ii) contribution under the Act may be required on the part of the Underwriter in circumstances for which indemnification is provided under this Paragraph 10, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Underwriter is responsible for the portion represented by dividing the total compensation received by the Underwriter herein by the total purchase price of all Common Stock and Warrants sold in the public offering and the Company is responsible for the remaining portion; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company, and the Underwriter. As used in this Paragraph 10, the term "Underwriter" includes any officer, director, or other person who controls the Underwriter within the meaning of Section 15 of the Act, and the word "Company" includes any officer, director or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement.

                  (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party other than for contribution hereunder.

                  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 10 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

         11.      Representations, Warranties, Agreements to Survive
                  Delivery.

                  The respective indemnity and contribution agreements by the Underwriter and the Company contained in Paragraph 10 hereof, and the covenants, representations and warranties of the Company set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriter or on its behalf or by or on behalf of any person who controls the Underwriter, or by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) acceptance of any of the Common Stock and Warrants and payment therefor, or (iii) any termination of this Agreement, and shall survive the delivery of the Common Stock and Warrants and any successor of the Underwriter or the Company, or of any person who controls the Underwriter or the Company or any other indemnified party, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriter and the Company contained in this Paragraph 11 shall be in addition to any liability which the Underwriter and the Company may otherwise have.

         12.      Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective at 10:00 A.M., New York time, on the first full business day following the day on which the Underwriter and the Company receive notification that the Registration Statement became effective.

                  (b) This Agreement may be terminated by the Underwriter by notifying the Company at any time on or before the Closing Date, if in the Underwriter's judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriter for the resale of the Common Stock and Warrants agreed to be purchased hereunder by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date herein), (iv) a banking moratorium having been declared by federal or New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company, (vii) the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs, (viii) the passage by the Congress of the United States or by any state legislative body of similar impact, or any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriter to have a material impact on the business, financial condition or financial statements of the Company, (ix) any adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement, or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

                  (c) If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Paragraph 12, the Company shall be notified promptly by the Underwriter by telephone or facsimile, confirmed by letter.

                  (d) If this Agreement shall not become effective by reason of an election of the Underwriter pursuant to this Paragraph 12 or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking, or to satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriter, in addition to the obligations assumed by the Company pursuant to Paragraph 8 herein, will be to reimburse the Underwriter for the following: (i) Blue Sky counsel fees and expenses to the extent set forth in Paragraph 8(a)(iv); (ii) Blue Sky filing fees; and (iii) such reasonable out-of-pocket expenses of the Underwriter (including the fees and disbursements of their counsel), to the extent set forth in Paragraph 8(c), in connection with this Agreement and the proposed offering of the Units, but in no event to exceed the sum of $30,000 less such amounts already paid.

                  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Paragraph 8 and 10 hereof shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         13.      Notices.


                  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to Toluca Pacific Securities Corporation, 3500 West Olive Avenue, 11th Floor, Toluca Lake, California 91505, Attention: Paul Fiorini with a copy thereof to Martin H. Kaplan, Esq., Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York 10005, and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 2075 West Big Beaver Road, Suite 550, Troy, Michigan 48084, Attention: Christian Pfluger, III, with a copy thereof to John B. Lowy, P.C., 645 Fifth Avenue, New York, New York 10022, Attention: John B. Lowy, Esq.


         14.      Parties.

                  This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Paragraph 10 hereof, and their respective successors, legal representatives and assigns, and no other person, shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         15.      Construction.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and the Underwriter relating to the sale of any of the Common Stock and Warrants.

         16.      Jurisdiction and Venue.

                  The Company agrees that the courts of the State of New York shall have jurisdiction over any litigation arising from this Agreement, and venue shall be proper in the Eastern District of New York.

         17.      Counterparts.

                  This Agreement may be executed in counterparts.

         If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                                    Very truly yours,

                                                    HOMEOWNERS FINANCIAL CORP.

                                             By:______________________________
                                                    Christian W. Pfluger, III
                                                    President

Accepted as of the date first above written:

TOLUCA PACIFIC SECURITIES CORPORATION


By:______________________________
   Paul Fiorini, President